Exhibit 99.1

Vonage Announces First Quarter 2015 Results; Delivers Adjusted EBITDA of $38 Million, the Highest in 13 Quarters, and 49% Organic Revenue Growth at Vonage Business
-- Announces Agreement to Acquire gUnify, a Leading Integrator of
Cloud Business Applications --

Holmdel, NJ, May 6, 2015 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud communications services for consumers and businesses, today announced results for the first quarter ended March 31, 2015. This is the Company's first full quarter of results including Telesphere, a Vonage Company, which was acquired on December 15, 2014.
First Quarter Consolidated Financial Results
“We are off to a strong start in 2015. We delivered 49% year-over-year organic revenue growth at Vonage Business driven by the strong demand for our robust UCaaS product suite and ability to serve the full spectrum of the SMB market from 1 to 1,000 employees and more,” said Alan Masarek, Chief Executive Officer of Vonage. “Our 28% year-over-year increase in consolidated adjusted EBITDA demonstrates the successful execution of our strategy to increase profitability in the Consumer business. This strong cash generation provides the strategic flexibility to invest in growth opportunities to drive long-term shareholder value.”
For the first quarter of 2015, Vonage reported revenue of $220 million compared to $221 million in the year ago quarter. Adjusted earnings before interest, taxes, depreciation and amortization1 (“adjusted EBITDA”) for the first quarter were $38 million, the highest in 13 quarters. GAAP net income was $7 million or $0.04 per share, up from $5 million or $0.02 per share in the year ago quarter. Adjusted net income2 was $20 million or $0.10 per share, up from $13 million or $0.06 per share in the year ago quarter.

Vonage Business Results

•
On April 1, 2015, Vonage completed the acquisition of Simple Signal Inc. SimpleSignal is highly complementary to Vonage’s existing UCaaS business. The acquisition enhances the Company’s channel sales and broadens Vonage’s range of product offerings with new technologies that extend MPLS-like quality to “bring-your-own-broadband” customers.

•	Vonage Business results include Vonage Business Solutions (“VBS”) and Telesphere, and will include SimpleSignal in the second quarter.

•	Revenue at Vonage Business was $42 million in the first quarter, a year-over-year increase of 49% on a pro-forma basis, as if the Company had owned Telesphere for all periods.

•	Customer churn was 2.2%, an increase from 1.6% in the year ago period.

•	Ending seats were 338,000, up from 196,000 seats at the end of the first quarter of 2014, reflecting strong organic growth and the addition of Telesphere.
gUnify Acquisition
The Company announced today that it signed a definitive agreement to acquire gUnify LLC, (pronounced “gee-unify”) a cloud-based technology company whose middleware solution integrates the Company’s cloud communications platform with today’s most widely used SaaS business applications, including Google for Work, Zendesk, Salesforce’s Sales Cloud, Clio, and other CRM solutions. With this functionality, Vonage can better address the needs of larger SMBs by enabling them to extend their unified communications to core business applications. gUnify is recognized as a leading integration technology within the BroadSoft ecosystem, which has more than 10 million unified communications lines. Terms of the acquisition were not disclosed.
Consumer Results

•	Vonage’s Consumer business reported revenue of $178 million in the first quarter of 2015 compared to $202 million in the prior year period.

•
Vonage’s Consumer business had 2.1 million subscriber lines at the end of the first quarter. This was down approximately 177,000 lines from 2.4 million in the prior year’s quarter, when taking into account the adjustment of approximately 79,000 second line Extensions, and was due to the Company’s continued strategic approach to improving the quality of customers it acquires to drive lower churn and increased profitability, and to shift investment to the UCaaS market.

•	Consumer customer churn improved to 2.4% in the first quarter of 2015, down from 2.6% in the first quarter of 2014.

•	Average revenue per line (“ARPU”) was $27.97, down from $28.54 in the year ago period.
Changes to Vonage’s Consolidated Statement of Income and Summary Operating Data
In view of the substantial evolution of the Company’s business over the past year and a half, with UCaaS now accounting for a substantial and growing portion of overall revenues, the Company has updated its Consolidated Statement of Income and Summary Operating Data, also referred to as key performance indicators (“KPIs”), to provide greater visibility into the operating metrics of the business. The Company believes these changes will enable shareholders to better understand its operations. The key changes to the income statement are as follows:

•	Cost of Telephony Services has been renamed Cost of Service.

•
Sales expenses have been separated from Selling, General and Administrative (“SG&A”) expenses and combined with Marketing expenses in a new item captioned Sales and Marketing. This category includes traditional sales and marketing expenses, such as working media and sales commissions, as well as sales and marketing personnel salaries and benefits, tier I and II-level customer care costs and credit card processing fees, with the latter two being substantial.

•	A new item captioned Engineering and Development has been separated from SG&A.

•	The remaining SG&A expenses have been renamed to General and Administrative Expenses.
The reclassifications are reflected in all periods presented and do not have any impact on income from operations, adjusted EBITDA or net income.
The Company’s updated KPIs provide more detail for each of the Consumer and Business operations. The KPI changes are as follows:

•	Providing revenue, churn, ARPU and user metrics for both Consumer and Business.

•
For Vonage Business, reporting the number of customer seats, a metric it believes enables investors to better track its progress given that Vonage Business is adding accounts across the full spectrum of SMBs, from 1 to greater than 1,000 employees.

•	For Consumer operations, providing subscriber lines and account churn, rather than consolidated lines and churn as the Company had previously reported.

Patent Portfolio
Vonage continues to execute on its strategy to develop and protect its valuable intellectual property. In the first quarter of 2015, the Company was granted seven new patents and now owns 83 U.S. patents, with nearly 250 U.S. patent applications pending, along with numerous foreign patents and pending applications in jurisdictions worldwide.
Share Repurchase
Vonage repurchased 2 million shares of stock for $8 million in the first quarter. Since beginning its repurchase programs in August of 2012, the Company has repurchased 47 million shares for $141 million at an average price of $3.02. The Company is now executing on a $100 million, four-year buyback program that began January 2, 2015.
Updated Guidance
The Company is updating its 2015 revenue guidance to include the impact of the SimpleSignal acquisition. Vonage expects total 2015 revenue to be in the range of $862 million to $877 million. The Company continues to believe it can grow 2015 Vonage Business revenue 40% on a pro forma, organic, basis, as if Telesphere and Simple Signal were owned for all of 2014 and 2015. The Company continues to expect adjusted EBITDA to be at least $135 million and capital expenditures to be approximately $30 million. This revenue and EBITDA outlook reflects the Company’s disciplined approach to Consumer customer life-time value, and includes significant growth from and accelerated investment into Vonage Business as the Company continues to drive growth and scale its infrastructure in UCaaS.
Conference Call and Webcast
Management will host a webcast discussion of the quarter on Wednesday, May 6, 2015 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 30757820.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
	(unaudited)	(unaudited)	(unaudited)
Statement of Income Data:
Revenues	$219,730	$214,533	$220,733

Operating Expenses:
Cost of service (excluding depreciation and amortization of $5,724, $4,448, and $5,154, respectively)	61,853	56,546	59,420
Cost of goods sold	9,190	8,106	9,739
Sales and marketing	85,564	87,184	95,486
Engineering and development	6,605	6,386	5,405
General and administrative	23,234	25,494	26,756
Depreciation and amortization	13,945	12,468	12,326
	200,391	196,184	209,132
Income from operations	19,339	18,349	11,601
Other income (expense):
Interest income	20	48	91
Interest expense	(1,935)	(1,632)	(2,077)
Other income (expense), net	(577)	(10)	(13)
	(2,492)	(1,594)	(1,999)
Income from continuing operations before income tax expense	16,847	16,755	9,602
Income tax expense	(6,998)	(6,749)	(4,118)
Income from continuing operations	9,849	10,006	5,484
Loss from discontinued operations	(1,615)	(4,512)	(1,279)
Loss from discontinued operations attributable to noncontrolling interest	59	110	383
Loss on disposal, net of taxes	(824)	—	—
Discontinued operations	(2,380)	(4,402)	(896)
Net income	$7,469	$5,604	$4,588
Net income per common share - continuing operations:
Basic	$0.05	$0.05	$0.03
Diluted	$0.04	$0.05	$0.02
Net income per common share - discontinuing operations:
Basic	$(0.01)	$(0.02)	$—
Diluted	$(0.01)	$(0.02)	$—
Net income per common share:
Basic	$0.04	$0.03	$0.02
Diluted	$0.03	$0.03	$0.02
Weighted-average common shares outstanding:
Basic	211,844	207,176	212,195
Diluted	220,589	214,349	225,187

	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$10,724	$31,309	$9,387
Net cash used in investing activities	(7,994)	(97,691)	(3,729)
Net cash provided by (used in) financing activities	8,860	48,940	(34,690)
Capital expenditures and development of software assets	(4,314)	(7,050)	(3,728)

VONAGE HOLDINGS CORP.
TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2015	2014
	(unaudited)	(revised) (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$52,224	$40,797
Marketable securities	8,332	7,162
Restricted cash	2,401	3,405
Accounts receivable, net of allowance	21,239	17,832
Inventory, net of allowance	10,963	10,081
Prepaid expenses and other current assets	15,024	12,665
Deferred customer acquisition costs	4,377	4,941
Property and equipment, net	46,350	49,630
Goodwill	142,439	142,544
Software, net	17,662	18,624
Debt related costs, net	1,913	2,151
Intangible assets, net	105,197	110,832
Total deferred tax assets, including current portion, net	241,473	247,016
Other assets	8,361	7,748
Total assets	$677,955	$675,428
Accounts payable and accrued expenses	$107,457	$126,886
Deferred revenue	35,232	36,425
Total notes payable and indebtedness under revolving credit facility, including current portion	172,000	157,000
Capital lease obligations	9,405	10,201
Other liabilities	1,998	1,419
Total liabilities	$326,092	$331,931
Total stockholders' equity	$351,863	$343,497

(1) December 31, 2014 balance sheet data has been revised to reflect the allocation of the purchase price for Telesphere based upon completion of our valuation analysis of intangible assets. The key revision was to record identified intangible assets of $50,925 with a corresponding reduction to goodwill.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
Revenues	$177,830	$186,088	$201,685
Average monthly revenues per line	$27.97	$28.06	$28.54
Subscriber lines (at period end)	2,094,365	2,144,681	2,350,352
Customer churn (1)	2.4%	2.4%	2.6%

(1)
Customer churn differs from our previously reported Average Monthly Customer Churn in that our business customers are no longer included in this metric.  In addition, in the course of developing the customer churn metric, the Company determined that the calculation used for the previously reported consolidated Average Monthly Customer Churn metric utilized a lower number of customer accounts for certain reporting periods, resulting in an immaterial overstatement of churn in certain prior periods.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
Revenues	$41,900	$28,445	$19,048
Average monthly revenues per seat	$43.05	$34.28	$34.30
Seats (at period end)	337,649	311,193	196,093
Customer churn	2.2%	2.1%	1.6%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
Income from operations	$19,339	$18,349	$11,601
Depreciation and amortization	13,945	12,468	12,326
Share-based expense	5,488	4,171	6,294
Acquisition related costs	455	2,446	114
Loss from discontinued operation	(1,617)	(4,517)	(1,279)
Depreciation from discontinued operation	132	1,789	9
Net loss attributable to noncontrolling interest	59	110	383
Adjusted EBITDA	37,801	34,816	29,448
Less:
Capital expenditures	(2,056)	(5,200)	(942)
Acquisition and development of software assets	(2,258)	(1,850)	(2,786)
Adjusted EBITDA Minus Capex	$33,487	$27,766	$25,720

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME
TO ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
Net income	$7,469	$5,604	$4,588
Amortization of acquisition - related intangibles	5,307	3,748	3,763
Acquisition related costs	455	2,446	114
Income tax expense	6,998	6,749	4,118
Adjusted net income	$20,229	$18,547	$12,583
Net income per common share:
Basic	$0.04	$0.03	$0.02
Diluted	$0.03	$0.03	$0.02
Weighted-average common shares outstanding:
Basic	211,844	207,176	212,195
Diluted	220,589	214,349	225,187
Net income per common share, excluding adjustments:
Basic	$0.10	$0.09	$0.06
Diluted	$0.09	$0.09	$0.06
Weighted-average common shares outstanding:
Basic	211,844	207,176	212,195
Diluted	220,589	214,349	225,187

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31	March 31,
	2015	2014	2014
Net cash provided by operating activities	$10,724	$31,309	$9,387
Less:
Capital expenditures	(2,056)	(5,200)	(942)
Acquisition and development of software assets	(2,258)	(1,850)	(2,786)
Free cash flow	$6,410	$24,259	$5,659

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2015	2014
Current maturities of capital lease obligations	$3,493	$3,365
Current portion of notes payable	20,000	20,000
Notes payable and indebtedness under revolving credit facility, net of current maturities	152,000	137,000
Capital lease obligations, net of current maturities	5,912	6,836
Gross debt	181,405	167,201
Less:
Unrestricted cash and marketable securities	60,556	47,959
Net debt	$120,849	$119,242

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for consumers and businesses. Vonage provides a robust suite of feature-rich residential and business communication solutions that offer flexibility, portability and ease-of-use across multiple devices designed to meet the needs of a wide range of customers.

Vonage’s portfolio of business products covers the full spectrum of small and medium business communications needs, serving single-person companies to those with more than 1000 employees spread over multiple locations.  Vonage provides bring-your-own-broadband (BYOB) cloud products and those that offer carrier-grade reliability and Quality of Service (QoS) across BYOB service options and its private, national MPLS broadband network. For more information visit www.vonage.com
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.
Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA less Capex, adjusted net income, net cash and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, of share-based expense, which is a non-cash expense that also varies from period to period, of one-time acquisition related costs, and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis and of its ability to produce operating cash flow to fund working capital needs, to service debt obligations, and to fund capital expenditures.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance regarding the Company's ability to generate cash from continuing operations.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense.
The Company has excluded amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense from its net income (loss). The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as income tax expense does not reflect the taxes that we pay during the periods reported due to the availability of significant net operating losses, amortization of acquisition-related intangible assets which is a non-cash item, and one-time acquisition-related costs.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that third parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement

This press release contains forward-looking statements including statements about potential acquisitions, acquisition integration, growth priorities or plans, new products and related investment, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, and, other statements that are not historical facts or information constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; our ability to adapt to rapid changes in the market for voice, messaging, and communications services; our ability to retain customers and attract new customers; the expansion of competition in the unified communications market; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; security breaches and other compromises of information security; risks related to the acquisition or integration of businesses, including the risks related to the acquisition of Simple Signal, Telesphere, and Vocalocity; the risk associated with developing and maintaining effective distribution channels; our ability to establish and expand strategic alliances; governmental regulation and taxes in our international operations; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; uncertainties relating to regulation of VoIP services; risks associated with operating abroad; liability under anti-corruption laws; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; differences between our service and traditional phone services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2014, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

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